Exhibit 99(b)
                     Union Pacific Fruit Express Company
               Agreement Employee 401(k) Retirement Thrift Plan

               Financial Statements and Supplemental Schedules
                    For the Year Ended December 31, 1994
                and Period August 1, 1993 (Date of Inception)
                  through December 31, 1993 and Independent
                               Auditors' Report

                     UNION PACIFIC FRUIT EXPRESS COMPANY
                     EMPLOYEE 401(K) RETIREMENT THRIFT PLAN

                         INDEX TO FINANCIAL STATEMENTS


                                                              Page
                                                              ----

Independent Auditors' Report . . . . . . . . . . . . . .      F-2


Financial Statements:

    Statements of Net Assets Available for
     Benefits, with Supplemental Information by Fund,
     as of December 31, 1994 . . . . . . . . . . . . . .      F-3 - F-4

    Statement of Net Assets Available for
     Benefits, with Supplemental Information by Fund,
     as of December 31, 1993 . . . . . . . . . . . . . .      F-5

    Statements of Changes in Net Assets Available for
     Benefits, with Supplemental Information by Fund,
     for the year ended December 31, 1994. . . . . . . .      F-6 - F-7

    Statement of Changes in Net Assets Available for
     Benefits, with Supplemental Information by Fund
     for the period August 1, 1993 (Date of Inception)
     through December 31, 1993 . . . . . . . . . . . . .      F-8

    Notes to Financial Statements. . . . . . . . . . . .      F-9 - F-11

Supplemental Schedules as of December 31, 1994 and for the year then ended:

    Item 27a - Schedule of Assets Held for
     Investment Purposes . . . . . . . . . . . . . . . .      F-12

    Item 27d - Schedule of Reportable
     Transactions. . . . . . . . . . . . . . . . . . . .      F-13 - F-15




Schedules not filed herewith are omitted because of the absence of the conditions under which they are required.

INDEPENDENT AUDITORS' REPORT


Union Pacific Fruit Express Company
  Employee 401(k) Retirement Thrift Plan:

We have audited the accompanying statements of net assets available for benefits of the Union Pacific Fruit Express Company Agreement Employee 401(k) Retirement Thrift Plan (the Plan) as of December 31, 1994 and 1993 and the related statements of changes in net assets available for benefits for the year ended December 31, 1994 and the period August 1, 1993 (Date of Inception) through December 31, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1994 and 1993 and the changes in net assets available for benefits for the year ended December 31, 1994 and the period August 1, 1993 (Date of Inception) through December 31, 1993 in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental information by Fund in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of the individual funds. Such supplemental schedules and supplemental information by fund have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.




DELOITTE & TOUCHE LLP

Omaha, Nebraska
May 12, 1995



                                                                                Page 1 of 2


                            UNION PACIFIC FRUIT EXPRESS COMPANY
                          EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

                      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                     DECEMBER 31, 1994



                                       --------------Supplemental Information by Fund---------------
                                         Union                        Vanguard Index       Vanguard
                                        Pacific          Vanguard       Trust-500         Investment
                             Total      Company         Wellington      Portfolio          Contract
                             Plan      Stock Fund          Fund           Fund            Trust Fund
                             ----      ----------       ----------    --------------      ----------

ASSETS:

Investments at fair
 value (Note 3):           $69,954       $8,794           $29,574        $28,873            $2,541

Employee
 contributions
 receivable                  3,332          499             1,249          1,156               392
                           -------       ------           -------        -------            ------

   Total assets             73,286        9,293            30,823         30,029             2,933
                           -------       ------           -------        -------            ------

Net assets available
 for benefits              $73,286       $9,293           $30,823        $30,029            $2,933
                           =======       ======           =======        =======            ======



The accompanying notes are an integral part of these financial statements.


                                                                                Page 2 of 2

                              UNION PACIFIC FRUIT EXPRESS COMPANY
                                 401(k) RETIREMENT THRIFT PLAN

                         STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                       DECEMBER 31, 1994


                         ----------Supplemental Information by Fund---------
                                              Vanguard          Vanguard
                            Vanguard        International         Total
                              US               Growth             Bond
                            Growth            Portfolio          Market
                             Fund               Fund              Fund
                            --------        -------------       --------
ASSETS:

Investments at fair
 value (Note 3):              $65               $107              $ -

Employee
 contributions
 receivable                    14                 22                -
                              ---               ----              ---

   Total assets                79                129                -
                              ---               ----              ---
Net assets available
 for benefits                 $79               $129              $ -
                              ===              =====              ===



The accompanying notes are an integral part of these financial statements.



                              UNION PACIFIC FRUIT EXPRESS COMPANY
                             EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

                         STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                       DECEMBER 31, 1993



                                        -------------Supplemental Information by Fund-------------
                                           Union                      Vanguard Index     Vanguard
                                          Pacific        Vanguard       Trust-500       Investment
                             Total        Company       Wellington      Portfolio        Contract
                             Plan       Stock Fund         Fund           Fund          Trust Fund
                             ----       ----------     ----------    --------------     ----------

ASSETS:

Investments at fair
 value (Note 3):           $14,107        $2,049         $ 5,236        $ 6,521             $301

Employee
 contributions
 receivable                  1,876           246             732            852               46
                           -------        ------         -------        -------             ----

   Total assets             15,983         2,295           5,968          7,373              347
                           -------        ------         -------        -------             ----

Net assets available
 for benefits              $15,983        $2,295         $ 5,968        $ 7,373             $347
                           =======        ======         =======        =======             ====



The accompanying notes are an integral part of these financial statements.


                                                                                            Page 1 of 2

                              UNION PACIFIC FRUIT EXPRESS COMPANY
                                 401(k) RETIREMENT THRIFT PLAN

                   STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                                  YEAR ENDED DECEMBER 31, 1994

                                                    ------------Supplemental Information by Fund-------------
                                                      Union                      Vanguard Index     Vanguard
                                                     Pacific        Vanguard       Trust-500       Investment
                                          Total      Company       Wellington       Portfolio       Contract
                                          Plan      Stock Fund        Fund            Fund         Trust Fund
                                          -----     ----------     ----------    --------------    ----------
ADDITIONS TO NET ASSETS
 ATTRIBUTED TO:
INVESTMENT INCOME:
 Net appreciation
   (depreciation) in fair value
   of investments (Note 3)              $(3,185)     $(1,912)      $  (952)         $  (319)          $   -
   Interest                                  61          -             -                -                  61
   Dividends                              1,737          183           908              644               -
                                        -------      -------       -------          -------           -------
                                         (1,387)      (1,729)          (44)             325                61

CONTRIBUTIONS:
 Employee                                60,392        8,830        24,728           23,899             2,727
                                        -------       ------       -------          -------           -------

  Total Additions                        59,005        7,101        24,684           24,224             2,788
                                        -------       ------       -------          -------           -------
 DEDUCTIONS FROM
   NET ASSETS ATTRIBUTED TO:
 Distributions to Participants            1,702          103           -                103             1,496
                                        -------       ------       -------          -------           -------
 Net Transfers of
 Assets To (From)
 Other Funds                                -            -            (171)           1,465            (1,294)
                                        -------       ------       -------          -------           -------

NET INCREASE                             57,303        6,998        24,855           22,656             2,586

NET ASSETS AVAILABLE
 FOR BENEFITS:
   Beginning of Year                     15,983        2,295         5,968            7,373               347
                                        -------       ------       -------          -------           -------
   End of Year                          $73,286       $9,293       $30,823          $30,029           $ 2,933
                                        =======       ======       =======          =======           =======

The accompanying notes are an integral part of these financial statements.



                                                                                    Page 2 of 2

                         UNION PACIFIC FRUIT EXPRESS COMPANY AGREEMENT
                                 401(k) RETIREMENT THRIFT PLAN

                   STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                                  YEAR ENDED DECEMBER 31, 1994

                                    ---------Supplemental Information by Fund--------
                                                       Vanguard          Vanguard
                                      Vanguard       International         Total
                                         US             Growth             Bond
                                       Growth          Portfolio          Market
                                        Fund             Fund              Fund
                                      --------       -------------       --------
ADDITIONS TO NET ASSETS
 ATTRIBUTED TO:
INVESTMENT INCOME:
  Net appreciation
  (depreciation) in fair value
   of investments (Note 3)               -                (2)                 -
  Interest                               -                -                   -
  Dividends                               1                1                  -
                                        ---             ----                 ---
                                          1               (1)                 -
CONTRIBUTIONS:
 Employee                                78              130                  -
                                        ---             ----                 ---

  Total Additions                        79              129                  -
                                        ---             ----                 ---
 DEDUCTIONS FROM
   NET ASSETS ATTRIBUTED TO:
 Distributions to Participants           -                -                   -
                                        ---             ----                 ---
 Net Transfers of
 Assets To (From)
 Other Funds                             -                -                   -
                                        ---             ----                 ---
NET INCREASE                             79              129                  -

NET ASSETS AVAILABLE
 FOR BENEFITS:
  Beginning of Year                      -                -                   -

                                        ---             ----                 ---
  End of Year                           $79             $129                  -
                                        ===             ====                 ===

The accompanying notes are an integral part of these financial statements.


                                UNION PACIFIC FRUIT EXPRESS COMPANY
                                   401(k) RETIREMENT THRIFT PLAN

                     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                                    YEAR ENDED DECEMBER 31, 1993



                                               -----------Supplemental Information by Fund-------------
                                                Union                      Vanguard Index     Vanguard
                                               Pacific        Vanguard       Trust-500       Investment
                                  Total        Company       Wellington      Portfolio        Contract
                                  Plan        Stock Fund        Fund           Fund          Trust Fund
                                  -----       ----------     ----------    --------------    ----------
ADDITIONS TO NET ASSETS
 ATTRIBUTED TO:
INVESTMENT INCOME:
  Net appreciation in
    fair value of
     investments
     (Note 3)                 $   (96)        $    1           $ (87)        $  (10)             $  -
  Interest                          2             -               -              -                  2
  Dividends                       221             15             147             59                 -
                              -------         ------          ------         ------              ----
                                  127             16              60             49                 2

CONTRIBUTIONS:
 Employee                      15,856          2,279           5,908          7,324               345
                              -------         ------          ------         ------              ----

  Total Additions              15,983          2,295           5,968          7,373               347
                              -------         ------          ------         ------              ----

NET ASSETS AVAILABLE
 FOR BENEFITS:
  Date of Inception                -              -               -              -                  -
                              -------         ------          ------         ------              ----

  End of Year                 $15,983         $2,295          $5,968         $7,373              $347
                              =======         ======          ======         ======              ====


The accompanying notes are an integral part of these financial statements.

                   UNION PACIFIC FRUIT EXPRESS COMPANY
                 EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

                     NOTES TO FINANCIAL STATEMENTS
            FOR THE YEAR ENDED DECEMBER 31, 1994 AND FOR THE
               PERIOD AUGUST 1, 1993 (DATE OF INCEPTION)
                       THROUGH DECEMBER 31, 1993



 1.   Description of Plan
      -------------------

 The following description of the Union Pacific Fruit Express Company Agreement Employee 401(k) Retirement Thrift Plan (the Plan) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

 General - The Plan is a defined contribution plan covering employees of the Union Pacific Fruit Express Company (the Company) who are in a position of employment the terms of which are governed by a collective bargaining agreement entered into between the Company and a Union, to which eligibility to participate in the Plan has been extended, and have completed one year of service or were employees as of the effective date of the Plan, August 1, 1993. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

 Contributions - Participants may contribute 2% to 8% of their compensation on a salary deferral basis subject to limitations specified in the Internal Revenue Code. The Company does not contribute to the Plan.

 Participant Accounts - Each participant account is credited with the participant's contributions and allocations of the Plan's earnings. Allocations are based on participant account balances.

 Vesting - Participants are at all times 100% vested in the value of their account.

 Payment of Benefits - Distribution of benefits shall be in a lump sum no later than 60 days following the close of the plan year in which the participant's termination of employment occurs, subject to certain mandatory pay-outs to participants who have attained age 70-1/2, but have not yet terminated employment.


 2.   Significant Accounting Policies
      -------------------------------

 The accounts of the Plan have been prepared in accordance with generally accepted accounting principles. The financial statements were prepared in accordance with the financial reporting requirements of the Employee Retirement Income Security Act of 1974 as permitted by the Securities and Exchange Commission's amendments to Form 11-K adopted during 1990.

 Investments in the Union Pacific Company Stock Fund, Vanguard Wellington Fund Vanguard Index Trust-500 Portfolio Fund, Vanguard U.S. Growth Fund, Vanguard International Growth Portfolio Fund, and the Vanguard Total Bond Market Fund are valued at fair value as determined by quoted market prices. The investments in the Vanguard Investment Contract Trust Fund are valued at fair value as determined by Vanguard Fiduciary Trust Company. Dividend income is recorded as of the ex-dividend date. Security transactions are recorded as of the trade date.

3.   Investments
     -----------

 Plan participants may direct their contributions in various proportions to any of the seven (four prior to 1994) available investment funds identified below:

    Fund A - Union Pacific Company Stock Fund - This fund is administered as a separate account by Vanguard Fiduciary Trust Company and invests primarily in the stock of Union Pacific Corporation. It also maintains a small cash position invested in Vanguard Money Market Reserves, to facilitate transactions. The Company stock fund is divided into fund shares, rather than shares of company stock.

    Fund B - Vanguard Wellington Fund - This fund consists of investment in the Vanguard Wellington Mutual Fund.

    Fund C - Vanguard Index Trust-500 Portfolio Fund - This fund consists of investment in the Vanguard Index Trust-500 portfolio mutual fund.

    Fund D - Vanguard Investment Contract Trust Fund - This fund consists of investment in the Vanguard Fiduciary Trust Company Investment Contract Trust, a collective investment fund for tax-qualified pension and profit sharing plan assets.

    Fund E - Vanguard U.S. Growth Fund - This fund consists of investment in the Vanguard U.S. Growth Mutual Fund.

    Fund F - Vanguard International Growth Portfolio - This fund consist of investment in the Vanguard International Growth Portfolio Mutual Fund.

    Fund G - Vanguard Total Bond Market Fund - This fund consist of investment in the Vanguard Total Bond Market Mutual Fund.

 The following table presents the fair value of investments. Investments that represent 5% or more of the Plan's net assets are separately identified.


                                             December 31, 1994                     December 31, 1993
                                        Number of Units        Fair Value     Number of Units       Fair Value
                                        ----------------       ----------     ---------------       ----------


Investments at Fair Value
 as Determined by Quoted
 Market Price:

 Union Pacific Company
  Stock Fund                            1,169.466 units          $ 8,794       199.902 units          $ 2,049

 Vanguard Wellington Fund               1,525.238 units           29,574       256.674 units            5,236

 Vanguard Index Trust -
  500 Portfolio Fund                      671.927 units           28,873       148.788 units            6,521

 Other                                       -                       172          -                        -
                                                                 -------                              -------
                                                                  67,413                               13,806
                                                                 -------                              -------
Investments at
 estimated fair value:

 Vanguard Investment
  Contract Trust Fund                   2,540.960 units            2,541       300.970 units              301
                                                                 -------                              -------
Total Investments at                                             $69,954                              $14,107
     Fair Value                                                  =======                              =======


 During year ended December 31, 1994 and the period August 1, 1993 (Date of Inception) through December 31, 1993, the Plan's investments (including investments bought, sold, and held during the year) depreciated in value by $(3,183) and $96, respectively, as follows:


                                                 Period Ended        Year Ended
     Net Change in Fair Value                    December 31,        December 31,
                                                    1994                1993
                                                 ------------        ------------
 Investments at Fair Value as Determined
   by Quoted Market Price:

      Union Pacific Company Fund                    $(1,912)           $    1

      Mutual Funds                                   (1,273)              (97)
                                                    -------                             -------
 Net change in fair value                           $(3,185)           $  (96)
                                                    =======            ======

 4.   Plan Administration
      -------------------

 The Plan is administered by the Senior Vice President, Human Resources of Union Pacific Corporation. All expenses incurred in the administration of the Plan are paid by the Company.


 5.   Tax Status
      ----------

 During 1994, the Company submitted an application to the Internal Revenue Service for a determination letter that the Plan meets the requirements for qualification under Section 401(a) of the Internal Revenue Code (the Code). Subject to any amendments to the Plan required by the IRS as a condition to issuing a favorable determination letter, the Company believes that the Plan is being operated in accordance with the requirements for qualification under Section 401(a) of the Code and that, as a result, the related trust is exempt from tax under Section 501(a) of the Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.


 6.   Plan Termination
      ----------------

 Although it has not expressed any intent to do so, the Company has the right under the Plan at any time, to terminate the Plan subject to the provisions of ERISA. Regardless of such actions, the principal and income of the Plan remains for the exclusive benefit of the Plan's participants and beneficiaries. The Company may direct the Trustee either to distribute the Plan's assets to the participants, or to continue the Trust and distribute benefits as though the Plan had not been terminated.


                    UNION PACIFIC FRUIT EXPRESS COMPANY
                  EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

        Item 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                             DECEMBER 31, 1994



            Column B                 Column C                  Column D       Column E

                                     Description of
                                     Investment, Including
                                     Collateral, Rate of
                                     Interest, Maturity
Identity of Issue, Borrower,         Date, Par or Maturity                    Current
 Lessor or Similar Party             Value                       Cost          Value
- ----------------------------         ---------------------       ----         -------


Union Pacific Company Stock
 Fund*                                  1,169.466 units         $10,702        $ 8,794

Vanguard Wellington Fund*               1,525.238 units          30,613         29,574

Vanguard Index Trust-
 500 Portfolio Fund*                      671.927 units          29,194         28,873

Vanguard U.S. Growth Fund*                  4.240 units              65             65

Vanguard International
 Growth Portfolio Fund*                     7.967 units             109            107

Vanguard Investment Contract
 Trust Fund*                            2,540.960 units           2,541          2,541
                                                                -------        -------

                                                                $73,224        $69,954
                                                                =======        =======


*Represents a party-in-interest


                                                                                  Page 1 of 4

                        UNION PACIFIC FRUIT EXPRESS COMPANY
                      EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

                  Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                           YEAR ENDED DECEMBER 31, 1994


Single Transactions Involving an Amount in
Excess of 5% of the Current Value of Plan Assets:

Column A               Column B               Column C    Column D   Column G   Column H         Column I

                                                                                Current Value
                                                                                of Asset on
Identity of Party                             Purchase    Selling    Cost of    Transaction      Net Gain
   Involved            Description of Asset   Price       Price      Asset      Date             or (Loss)
- -----------------      --------------------   --------    -------    -------    --------------------------

Vanguard Fiduci        Vanguard
Trust Company          Wellington Fund*        $  855      $  -      $  855     $  855              $  -

Vanguard Fiduciary     Vanguard
Trust Company          Wellington Fund*        $  852      $  -      $  852     $  852              $  -

Vanguard Fiduciary     Vanguard
Trust Company          Wellington Fund*        $  861      $  -      $  861     $  861              $  -

Vanguard Fiduciary     Vanguard
Trust Company          Wellington Fund*        $  956      $  -      $  956     $  956              $  -

Vanguard Fiduciary     Vanguard
Trust Company          Wellington Fund*        $  918      $  -      $  918     $  918              $  -

Vanguard Fiduciary     Vanguard
Trust Company          Wellington Fund*        $  988      $  -      $  988     $  988              $  -

Vanguard Fiduciary     Vanguard
Trust Company          Wellington Fund*        $  997      $  -      $  997     $  997              $  -

Vanguard Fiduciary    Vanguard
Trust Company         Wellington Fund*         $  965      $  -      $  965     $  965              $  -

Vanguard Fiduciary    Vanguard
Trust Company         Wellington Fund*         $  979      $  -      $  979     $  979              $  -

Vanguard Fiduciary    Vanguard
Trust Company         Wellington Fund*         $1,117      $  -      $1,117     $1,117              $  -

Vanguard Fiduciary    Vanguard
Trust Company         Wellington Fund*         $1,058      $  -      $1,058     $1,058              $  -

Vanguard Fiduciary    Vanguard
Trust Company         Wellington Fund*         $1,060      $  -      $1,060     $1,060              $  -

Vanguard Fiduciary    Vanguard
Trust Company         Wellington Fund*         $1,056      $  -      $1,056     $1,056              $  -

Vanguard Fiduciary    Vanguard
Trust Company         Wellington Fund*         $  979      $  -      $  979     $  979              $  -

Vanguard Fiduciary    Vanguard
Trust Company         Wellington Fund*         $  981      $  -      $  981     $  981              $  -

Vanguard Fiduciary    Vanguard
Trust Company         Wellington Fund*         $1,055      $  -      $1,055     $1,055              $  -

Vanguard Fiduciary    Vanguard
Trust Company         Wellington Fund*         $1,076      $  -      $1,076     $1,076              $  -

Vanguard Fiduciary    Vanguard
Trust Company         Wellington Fund*         $  997      $  -      $  997     $  997              $  -

Vanguard Fiduciary    Vanguard
Trust Company         Wellington Fund*         $  964      $  -      $  964     $  964              $  -

Vanguard Fiduciary    Vanguard
Trust Company         Wellington Fund*         $1,047      $  -      $1,047     $1,047              $  -

Vanguard Fiduciary    Vanguard
Trust Company         Wellington Fund*         $1,039      $  -      $1,039     $1,039              $  -

Vanguard Fiduciary    Vanguard
Trust Company         Wellington Fund*         $1,113      $  -      $1,113     $1,113              $  -

                                                                                       Page 2 of 4

                    UNION PACIFIC FRUIT EXPRESS COMPANY
                  EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

              Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                 YEAR ENDED DECEMBER 31, 1994 (CONTINUED)



Single Transactions Involving an Amount in
Excess of 5% of the Current Value of Plan Assets:


Column A                       Column B                 Column C   Column D  Column G   Column H       Column I

                                                                                        Current Value
                                                                                        of Asset on
Identity of Party                                       Purchase   Selling   Cost of    Transaction    Net Gain
  Involved                     Description of Asset     Price      Price     Asset      Date           or (Loss)
- -----------------              --------------------     --------   -------   -------    ------------------------
Vanguard Fiduciary             Vanguard
Trust Company                  Wellington Fund*         $1,566     $  -      $1,566     $1,566         $  -

Vanguard Fiduciary             Vanguard Index Trust-
Trust Company                  500 Portfolio Fund*      $  852     $  -      $  852     $  852         $  -

Vanguard Fiduciary             Vanguard Index Trust-
Trust Company                  500 Portfolio Fund*      $  886     $  -      $  886     $  886         $  -

Vanguard Fiduciary             Vanguard Index Trust-
Trust Company                  500 Portfolio Fund*      $  936     $  -      $  936     $  936         $  -

Vanguard Fiduciary             Vanguard Index Trust-
Trust Company                  500 Portfolio Fund*      $  823     $  -      $  823     $  823         $  -

Vanguard Fiduciary             Vanguard Index Trust-
Trust Company                  500 Portfolio Fund*      $  998     $  -      $  998     $  998         $  -

Vanguard Fiduciary             Vanguard Index Trust-
Trust Company                  500 Portfolio Fund*      $  819     $  -      $  819     $  819         $  -

Vanguard Fiduciary             Vanguard Index Trust-
Trust Company                  500 Portfolio Fund*      $  954     $  -      $  954     $  954         $  -

Vanguard Fiduciary             Vanguard Index Trust-
Trust Company                  500 Portfolio Fund*      $  912     $  -      $  912     $  912         $  -

Vanguard Fiduciary             Vanguard Index Trust-
Trust Company                  500 Portfolio Fund*      $  898     $  -      $  898     $  898         $  -

Vanguard Fiduciary             Vanguard Index Trust-
Trust Company                  500 Portfolio Fund*      $  874     $  -      $  874     $  874         $  -

Vanguard Fiduciary             Vanguard Index Trust-
Trust Company                  500 Portfolio Fund*      $1,053     $  -      $1,053     $1,053         $  -

Vanguard Fiduciary             Vanguard Index Trust-
Trust Company                  500 Portfolio Fund*      $  945     $  -      $  945     $  945         $  -

Vanguard Fiduciary             Vanguard Index Trust-
Trust Company                  500 Portfolio Fund*      $  985     $  -      $  985     $  985         $  -

Vanguard Fiduciary             Vanguard Index Trust-
Trust Company                  500 Portfolio Fund*      $1,048     $  -      $1,048     $1,048         $  -

Vanguard Fiduciary             Vanguard Index Trust-
Trust Company                  500 Portfolio Fund*      $  956     $  -      $  956     $  956         $  -

Vanguard Fiduciary             Vanguard Index Trust-
Trust Company                  500 Portfolio Fund*      $  952     $  -      $  952     $  952         $  -



                                                                                     Page 3 of 4

                    UNION PACIFIC FRUIT EXPRESS COMPANY
                  EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

              Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                 YEAR ENDED DECEMBER 31, 1994 (CONTINUED)



Single Transactions Involving an Amount in
Excess of 5% of the Current Value of Plan Assets:


Column A                       Column B                 Column C    Column D   Column G  Column H        Column I

                                                                                         Current Value
                                                                                         of Asset on
Identity of Party                                       Purchase    Selling    Cost of   Transaction     Net Gain
  Involved                     Description of Asset     Price       Price      Asset     Date            or (Loss)
- -----------------              --------------------     --------    -------    -------   -------------------------

Vanguard Fiduciary             Vanguard Index Trust-
Trust Company                  500 Portfolio Fund*      $  983      $  -       $  983    $  983          $  -

Vanguard Fiduciary             Vanguard Index Trust-
Trust Company                  500 Portfolio Fund*      $1,141      $  -       $1,141    $1,141          $  -

Vanguard Fiduciary             Vanguard Index Trust-
Trust Company                  500 Portfolio Fund*      $1,083      $  -       $1,083    $1,083          $  -

Vanguard Fiduciary             Vanguard Index Trust-
Trust Company                  500 Portfolio Fund*      $  983      $  -       $  983    $  983          $  -

Vanguard Fiduciary             Vanguard Index Trust-
Trust Company                  500 Portfolio Fund*      $  995      $  -       $  995    $  995          $  -

Vanguard Fiduciary             Vanguard Index Trust-
Trust Company                  500 Portfolio Fund*      $1,010      $  -       $1,010    $1,010          $  -

Vanguard Fiduciary             Vanguard Index Trust-
Trust Company                  500 Portfolio Fund*      $1,047      $  -       $1,047    $1,047          $  -

Vanguard Fiduciary             Vanguard Index Trust-
Trust Company                  500 Portfolio Fund*      $1,460      $  -       $1,460    $1,460          $  -

Vanguard Fiduciary             Vanguard Investment
Trust Company                  Contract Trust Fund*     $1,382      $  -       $1,382    $1,382          $  -

Vanguard Fiduciary             Vanguard Index Trust-
Trust Company                  500 Portfolio Fund*      $  -        $1,382     $1,372    $1,382          $ 10

Vanguard Fiduciary             Vanguard Investment
Trust Company                  Contract Trust Fund*     $  -        $1,496     $1,496    $1,496          $  -



                                                                                     Page 4 of 4

                         UNION PACIFIC FRUIT EXPRESS COMPANY
                       EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

                   Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                      YEAR ENDED DECEMBER 31, 1994 (CONTINUED)




Column A                       Column B                 Column C    Column D       Column E    Column F    Column G

                                                                                   Total       Total
                                                                                   Dollar      Dollar
Identity of Party                                       Number of    Number of     Value of    Value of    Net Gain
  Involved                     Description of Asset     Purchases    Sales         Purchases   Sales       or (Loss)
- -----------------              --------------------     ---------    ----------    ---------  ---------    ---------
Vanguard Fiduciary             Union Pacific Company
Trust Company                  Stock Fund*                 25            1         $ 8,760    $  103       $(5)

Vanguard Fiduciary             Vanguard
Trust Company                  Wellington Fund*            29            -         $25,290        -          -

Vanguard Fiduciary             Vanguard Index Trust-
Trust Company                  500 Portfolio Fund*         28            3         $24,238    $1,567       $(6)

Vanguard Fiduciary             Vanguard Investment
Trust Company                  Contract Trust Fund*        34            2         $ 3,825    $1,585



* Represents a party-in-interest